EXHIBIT 11

                 CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                      COMPUTATION OF PER SHARE EARNINGS
                    (in thousands except per share data)

                                     Income from Continuing Operations
                              --------------------------------------------
                              Three Months Ended      Six Months Ended
                                   June 30,                June 30,
                              ------------------      ------------------
                                1998     1997           1998    1997
                              -------- --------       ----------------

Computation of Earnings Per
  Common Share
---------------------------
Reported Income               $  5,566 $  3,944      $ 11,817 $ 11,321
                              ======== ========      ======== ========

Average number of shares
  outstanding                   10,005    9,930         9,997    9,928
                              ======== ========      ======== ========

Earnings per common share     $   0.56 $   0.40      $   1.18 $   1.14
                              ======== ========      ======== ========


Computation of Diluted
  Earnings Per Common Share
---------------------------

Reported Income               $  5,566 $  3,944      $ 11,817 $ 11,321
                              ======== ========      ======== ========

Average number of shares
  outstanding                   10,005    9,930         9,997    9,928

Effect of nonvested
  stock awards                      36       26            40       25

Effect of unexercised
  stock options                     16       32            28       36
                              -------- --------      -------- --------
Average number of shares
  used to compute diluted
  earnings per share            10,057    9,988        10,065    9,989
                              ======== ========      ======== ========

Diluted earnings per
  common share                $   0.55 $   0.39      $   1.17 $   1.13
                              ======== ========      ======== ========






                                     E - 1
                                 Page 16 of 17
                                                            EXHIBIT 11
                                                           (continued)

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                             Net Income
                              -------------------------------------------
                              Three Months Ended      Six Months Ended
                                   June 30,                June 30,
                              ------------------      -------------------
                                1998     1997           1998    1997
                              -------- --------      -------- --------

Computation of Earnings Per
  Common Share
---------------------------
Reported Income               $  5,566 $  6,292      $ 11,817 $ 14,779
                              ======== ========      ======== ========


Average number of shares
  outstanding                   10,005    9,930         9,997    9,928
                              ======== ========      ======== ========


Earnings per common share     $   0.56 $   0.63      $   1.18 $   1.49
                              ======== ========      ======== ========


Computation of Diluted
  Earnings Per Common Share
---------------------------

Reported Income               $  5,566 $  6,292      $ 11,817 $ 14,779
Impact of subsidiary options         -       (5)            -       (5)
                              -------- --------      -------- --------
     Adjusted Income          $  5,566 $  6,287      $ 11,817 $ 14,774
                              ======== ========      ======== ========

Average number of shares
  outstanding                   10,005    9,930         9,997    9,928

Effect of nonvested
  stock awards                      36       26            40       25

Effect of unexercised
  stock options                     16       32            28       36
                              -------- --------      -------- --------
Average number of shares
  used to compute diluted
  earnings per share            10,057    9,988        10,065    9,989
                              ======== ========      ======== ========

Diluted earnings per
  common share                $   0.55 $   0.63      $   1.17 $   1.48
                              ======== ========      ======== ========

                                    E - 2
                                Page 17 of 17